Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 28, 2021, relating to the financial statements of Ferguson plc, appearing in the Annual Report on Form 20-F of Ferguson plc for the year ended July 31, 2021.

/s/ Deloitte LLP

London, United Kingdom

February 28, 2022